Exhibit 99.1
Wheels Up Completes Major Fleet Modernization Milestone
18 Months Ahead of Schedule
Company retires legacy jet fleets out of revenue service as it completes transition to exclusively
Phenom 300 and Challenger 300 Series operations
ATLANTA, April 29, 2026 /PRNewswire/ – Wheels Up Experience Inc. (NYSE: UP), a leading provider of on-demand private aviation, today announced that it has transitioned its legacy jet fleets out of revenue service approximately 18 months ahead of schedule.
As part of its strategy first announced in October 2023, Wheels Up has transitioned its on-fleet jet operations to exclusively Phenom 300 and Challenger 300 series aircraft in support of its programmatic membership offerings.
"Achieving this milestone over a year ahead of schedule reflects the focus and discipline behind our fleet modernization strategy,” said George Mattson, Chief Executive Officer of Wheels Up. "Retiring our legacy jet fleets from revenue service repositions our offering to a more consistent, premium and operationally efficient experience for our members and customers. We are encouraged by the higher customer satisfaction ratings we are receiving on our Phenom and Challenger offering and remain focused on building a stronger, simpler and more scalable aviation platform."
The fleet modernization effort is part of an ongoing transformation of Wheels Up designed to improve all aspects of the customer experience and simplify the Company's product and fleet architecture. By simplifying its fleet operations with two best-in-class jet platforms in the Phenom and Challenger aircraft types, Wheels Up is better positioned to drive scale efficiencies that align fleet availability, efficiency, operating performance and customer demand.
Wheels Up will continue to fulfill all existing member commitments, including those associated with legacy Citation X and Hawker 400XP jet aircraft that have been retired, through its safety-vetted network of third-party partner operators. In addition, members and customers will continue to have access to a broad range of charter solutions through the Company's controlled fleet and partner network, and benefits from its strategic relationship with Delta Air Lines, reinforcing Wheels Up’s ability to deliver a comprehensive solution for every journey.
About Wheels Up
Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up,” “we,” “our,” and “the Company”). These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Wheels Up regarding the future, including, without limitation: (i) Wheels Up’s ongoing business transformation, including the execution of its fleet modernization and operational efficiency and productivity initiatives, and its ability to realize the expected commercial, financial and operational benefits during and after the expected period of transition; and (ii) Wheels Up’s growth plans and the scalability of its aviation platform, including its ability to realize scale efficiencies and align to customer demand. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Wheels Up's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2026 and the Company's other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements after the date of this press release.
Contacts
Investors:
ir@wheelsup.com
Media:
press@wheelsup.com
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